                         NOTICE OF GUARANTEED DELIVERY

                                      for

                       Tender of Shares of Common Stock

                                      of

                       NovaCare Employee Services, Inc.

                                      to

                          New Plato Acquisition, Inc.

                         a wholly owned subsidiary of

                             Plato Holdings, Inc.
                   (Not to Be Used for Signature Guarantees)

  This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $0.01 per share (the "Shares"), of NovaCare Employee Services, Inc., a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                             The Bank of New York

              By Mail:                        By Hand or Overnight Courier:


    Tender & Exchange Department              Tender & Exchange Department
            PO Box 11248                           101 Barclay Street
        Church Street Station                  Receive and Deliver Window
    New York, New York 10286-1248               New York, New York 10286

                           By Facsimile Transmission
                       (For Eligible Institutions Only)

                                (212) 815-6213

                          For Confirmation Telephone:

                                (800) 507-9357


  Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above will not constitute a valid delivery.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

  The undersigned hereby tenders to New Plato Acquisition, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Plato Holdings, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase dated September 15, 1999 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value $0.01 per share (the "Shares"), of NovaCare Employee Services, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.



                                           Name(s) of Record Holder(s):

 Number of Shares: ________________
                                           __________________________________


 Certificate Nos. (if available):
                                           __________________________________

 __________________________________                  (Please Print)


 __________________________________        Address(es) ______________________


 Check box if Shares will be ten-          __________________________________
 dered by book-entry transfer:

                                           __________________________________
 Account Number: __________________                                (Zip Code)


 Dated:                 , 1999             Area Code and Tel. No.:


                                           __________________________________

                                           __________________________________

                                           Signature(s): ____________________

                                           __________________________________



                                   GUARANTEE
                   (Not to Be Used for Signature Guarantees)

   The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, within three trading days (as defined in the Offer to Purchase) after the date hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm: ____________________        __________________________________
                                                  Authorized Signature


 Address: _________________________
                                           Name: ____________________________

 __________________________________                   Please Print

                             (Zip Code)
                                           Title: ___________________________


 __________________________________
                                           Dated:                 , 1999

 NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
      SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.